Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED SEPTEMBER 3, 2015

TO THE PROSPECTUS, DATED MAY 8, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from August 1, 2015 to August 31, 2015.

The following table sets forth our NAV per Common Share for each business day in August commencing on August 3, 2015.

Date	NAV per Common Share
August 3, 2015	$12.49
August 4, 2015	$12.49
August 5, 2015	$12.49
August 6, 2015	$12.49
August 7, 2015	$12.49
August 10, 2015	$12.49
August 11, 2015	$12.49
August 12, 2015	$12.49
August 13, 2015	$12.49
August 14, 2015	$12.49
August 17, 2015	$12.49
August 18, 2015	$12.49
August 19, 2015	$12.49
August 20, 2015	$12.49
August 21, 2015	$12.49
August 24, 2015	$12.49
August 25, 2015	$12.49
August 26, 2015	$12.49
August 27, 2015	$12.49
August 28, 2015	$12.49
August 31, 2015	$12.49

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.unitedrealtytrust.com.